    As filed with the Securities and Exchange Commission on February 22, 2000
                                                      REGISTRATION NO. 333-____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                             BILLING CONCEPTS CORP.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      74-2522103
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                        7411 JOHN SMITH DRIVE, SUITE 200
                            SAN ANTONIO, TEXAS 78229
                                 (210) 949-7000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              --------------------

                             BILLING CONCEPTS CORP.
                             401(k) RETIREMENT PLAN

                              --------------------

                               W. AUDIE LONG, ESQ.
         SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                             BILLING CONCEPTS CORP.
                        7411 JOHN SMITH DRIVE, SUITE 200
                            SAN ANTONIO, TEXAS 78229
                                 (210) 949-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                              --------------------

         COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT
                  TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                            PHILLIP M. RENFRO, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                         300 CONVENT STREET, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-7172

                              --------------------

================================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                      AMOUNT TO BE   PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED  REGISTERED(1)      PRICE PER SHARE(3)          OFFERING PRICE(3)       REGISTRATION FEE(4)
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK ($.01 PAR VALUE)......... 100,000 (4)             $5.28125                   $528,125                 $139.43
--------------------------------------------------------------------------------------------------------------------------------
SERIES A JUNIOR PARTICIPATING
 PREFERRED STOCK PURCHASE RIGHTS......    (2)                     (2)                        (2)                      (2)
================================================================================================================================

(1) The securities to be registered represent additional shares reserved for issuance under the Billing Concepts Corp. 401(k) Retirement Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, shares of Common Stock of the Company issuable pursuant to the exercise of options granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction also are being registered hereunder.
(2) The Series A Junior Participating Preferred Stock Purchase Rights (the "Purchase Rights") are initially carried and traded with the Company's Common Stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the Company's Common Stock.
(3) Calculated based upon the average of the high and low bid prices per share of Common Stock on the Nasdaq Stock Market's National Market on February 18, 2000, in accordance with Rules 457(c) and (h) and General Instruction E to Form S-8.
(4) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 25,000 shares of Common Stock previously registered on the Registration Statement on Form S-8, SEC File No. 333-08303, filed with the Securities and Exchange Commission ("SEC") on July 17, 1996, or the 60,000 shares of Common Stock previously registered on the Registration Statement on Form S-8, SEC File No. 333-64325, filed with the SEC on September 25, 1998.

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                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         The contents of the Registration Statement on Form S-8, SEC File No. 333-08303, filed with the Securities and Exchange Commission ("SEC") on July 17, 1996 (the "Original Registration Statement") and the Registration Statement on Form S-8, SEC File No. 333-64325, filed with the SEC on September 25, 1998, each relating to the Billing Concepts Corp. 401(k) Retirement Plan, including the exhibits thereto, are incorporated herein by reference.

         The only information and documents required in this Registration Statement that were not included in the Original Registration Statement are included in "Item 8. Exhibits" below.

ITEM 8.  EXHIBITS.

     (a) Exhibits.

         Exhibit                      Description
         -------                      -----------
         4.1      Morgan Stanley Dean Witter Versatile Investment Program
                  Defined Contribution Master Plan and Trust Agreement Basic
                  Plan Document #01 (filed herewith)

         4.2      Adoption Agreement #007 Standardized Code Section 401(k) Plan
                  (Paired Profit Sharing Plan) (filed herewith)

         5.1      Opinion of W. Audie Long, Esq. (filed herewith)

         23.1     Consent of W. Audie Long, Esq. (included in Exhibit 5.1)

         23.2     Consent of Arthur Andersen LLP (filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 21, 2000.

                                       BILLING CONCEPTS CORP.


                                       By: /s/ David P. Tusa
                                          -------------------------------------
                                               David P. Tusa
                                               Senior Vice President and
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Parris H. Holmes, Jr. and David P. Tusa, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                      TITLE                               DATE
---------                      -----                               ----
/s/ Parris H. Holmes, Jr.      Chairman of the Board and           February 21, 2000
----------------------------   Chief Executive Officer
Parris H. Holmes, Jr.          and a Director
                               (Principal Executive Officer)

/s/ David P. Tusa              Senior Vice President               February 21, 2000
----------------------------   and Chief Financial Officer
David P. Tusa                  (Principal Financial and
                               Accounting Officer)

/s/ Lee Cooke                  Director                            February 21, 2000
----------------------------
Lee Cooke


/s/ William H. Cunningham      Director                            February 21, 2000
----------------------------
William H. Cunningham


/s/ Thomas G. Loeffler        Director                             February 21, 2000
----------------------------
Thomas G. Loeffler


/s/ James E. Sowell           Director                             February 21, 2000
----------------------------
James E. Sowell

                               INDEX TO EXHIBITS

                                                                                   Sequentially
Exhibit                                                                              Numbered
No.                                 Description of Exhibit                              Page
------------------------------------------------------------------------------------------------
4.1      Morgan Stanley Dean Witter Versatile Investment Program Defined
         Contribution Master Plan and Trust Agreement Basic Plan Document #01
         (filed herewith)

4.2      Adoption Agreement #007 Standardized Code Section 401(k) Plan (Paired
         Profit Sharing Plan) (filed herewith)

5.1      Opinion of W. Audie Long, Esq. (filed herewith)

23.1     Consent of W. Audie Long, Esq. (included in Exhibit 5.1)

23.2     Consent of Arthur Andersen LLP (filed herewith)
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